SECOND QUARTER: Fiscal Year 2023 1

SECOND QUARTER: Fiscal Year 2023 2 FOREWORD Ken Peterman, Chairman, President & CEO Fellow Shareholders, In my first letter to you as Comtech’s CEO, I spoke of the enormous potential I saw at the company: our people, our spirit and history of innovation, and the opportunity to bring the company and our customers into a new era of communications convergence. In my second letter, I stated that I shared a keen sense of urgency with you as it related to execution: we needed to move faster than we ever had, as an organization, to adapt our operations and go-to-market strategy to a transforming market, and fast-evolving customer needs. And we needed to deliver the value created and captured by this heightened agility to you, our shareholders. Today, I am excited to report that the operational and cultural transformation that we call “One Comtech” has not only taken root but is delivering results. We have streamlined operations, improved collaboration, and accelerated innovation to ensure solutions are more rapidly deployed. Collaboration with our customers and each other has become the rule, as we implement shared tools and services across our enterprise, which we believe is improving efficiencies company-wide. The results of our transformation are evident in every aspect of our business, as well as with our customer engagements, and are being celebrated with the recent rebranding and launch of Comtech’s new logo. This represents our next chapter as One We are delivering innovative communications solutions that empower people and set new ideas free.

SECOND QUARTER: Fiscal Year 2023 3 Comtech and our commitment to delivering the software- centric, cloud native communications solutions needed to empower people and set new ideas free. Our One Comtech financial priorities are clear: grow revenues, increase margins, reduce leverage, and increase working capital efficiencies. In a challenging operating environment, achieving these goals will give Comtech more optionality when it comes to investing in our people, our technology leadership, and our future. The integration of our individual businesses into two segments has provided clarity into opportunities to manage costs, streamline operations, improve efficiency, and accelerate decision making by eliminating management layers and other redundancies – resulting in a reduction in our workforce. We understand these decisions impact the lives of people we respect and care deeply about – and are never easy. Nevertheless, these steps are critical to accelerating our anticipated growth and realizing our One Comtech vision. We are improving our internal collaboration, implementing best practices across the enterprise, engaging more effectively with our customers and identifying new growth opportunities. With this enhanced insight, clarity and operational discipline, we can make more informed decisions about how to allocate the resources we have and put Comtech in the best possible competitive position. Let me explain further why I believe our transformation to One Comtech creates a sustainable competitive advantage for us: by controlling what we can in a complex operating environment, we can focus our resources to continually drive technology innovation, deliver enhanced customer value, attract and retain the best people, and take advantage of the enormous opportunity created by the ever-evolving

SECOND QUARTER: Fiscal Year 2023 4 transformation of our global communications infrastructure, and the continually expanding appetite for always-on connectivity. Our results for the past two fiscal quarters demonstrate that the One Comtech approach to everything we do is delivering value to our customers, our people, and our shareholders: • Comtech grew revenue for the fifth consecutive quarter; • We once again recorded strong bookings, increasing forward revenue visibility as our funded backlog grew; • Importantly, we improved Adjusted EBITDA; • We publicly announced our first EVOKE technology partnership with Sirqul Inc.; and • Finally, as we detail in the outlook section, we expect revenue to grow sequentially between 1.0% and 3.0% and consolidated Adjusted EBITDA margins to be in the range of 8.5% to 10.0%. While the macroeconomic environment remains challenging, and we anticipate some variability in our operating performance from time to time, we believe the key trends that underpin our business remain healthy. Today, businesses, governments, and individuals around the world are demanding communications infrastructures with the capability to provide seamless connectivity all the time, in every environment and in every imaginable situation. As reported, the global demand for assured, ubiquitous connectivity is growing exponentially and the number of inter- connected devices is exploding. Satellite and terrestrial communications networks are already converging to assure Our results for the past two fiscal quarters demonstrate that the One Comtech approach to everything we do is delivering value to our customers, our people, and our shareholders.

SECOND QUARTER: Fiscal Year 2023 5 uninterrupted connectivity, regardless of location or environment. Comtech’s innovative technologies are delivering the solutions, capabilities, and services to meet the expanding demand for ubiquitous connectivity, and in so doing, play a major role in advancing the conditions necessary for digital equity around the world.

SECOND QUARTER: Fiscal Year 2023 6 FISCAL Q2 2023 RESULTS CONSOLIDATED RESULTS $133.7 MM Revenues 34.3% Gross Margin $11.3 MM Adj. EBITDA $167.5 MM Bookings $702 MM OF FUNDED BACKLOG PROVIDES ADDED VISIBILITY TO FUTURE REVENUES.

SECOND QUARTER: Fiscal Year 2023 7 CONSOLIDATED RESULTS ($ in millions) For Q2 fiscal 2023, we recorded $133.7 million of consolidated net sales, a 2.0% sequential increase over last quarter and our fifth consecutive quarterly increase. Compared to the year ago quarter, our consolidated Q2 fiscal 2023 net sales increased $13.3 million or 11.0%, reflecting higher net sales in both of our segments (see below). Q2 fiscal 2023 Adjusted EBITDA was $11.3 million, or 8.5% of consolidated net sales, as compared to $9.8 million, or 8.1% in Q2 fiscal 2022. The increase, both in dollars and as a percentage of sales, is primarily attributable to the increase in Q2 fiscal 2023 net sales, offset in part by a lower gross profit percentage, as discussed above. Sequentially, Adjusted EBITDA in Q2 fiscal 2023 was higher, both in dollars and as a percentage of sales, all while simultaneously investing in our One Comtech transformation. Consolidated bookings for the most recent quarter were $167.5 million, representing a 62.7% year-over- year increase and a quarterly book-to-bill ratio of 1.25x. Given our strong growth in bookings over the past several quarters, our funded backlog of $702.0 million is at a level not reported since July 2019. Also, funded backlog this past quarter was up 5.1% from Q1 fiscal 2023 and up 14.9% from Q2 fiscal 2022. 38.1% 38.2% 35.9% 35.7% 34.3% Q2FY22 Q3FY22 Q4FY22 Q1FY23 Q2FY23 Consolidated Gross Margin $120.4 $122.1 $127.0 $131.1 $133.7 Q2FY22 Q3FY22 Q4FY22 Q1FY23 Q2FY23 Consolidated Revenues $102.9 $113.4 $142.8 $181.2 $167.5 Q2FY22 Q3FY22 Q4FY22 Q1FY23 Q2FY23 Consolidated Net Bookings Gross margin in Q2 fiscal 2023 was 34.3%, as compared to 38.1% in Q2 fiscal 2022. Such change reflects more consolidated net sales reported in our Satellite and Space Communications segment, which historically achieved a lower gross profit margin than the solutions sold by our Terrestrial and Wireless segment (which generally has more software-based and recurring revenues). 8.1% 9.2% 10.0% 8.2% 8.5% Q2FY22 Q3FY22 Q4FY22 Q1FY23 Q2FY23 Consolidated Adjusted EBITDA Margins

SECOND QUARTER: Fiscal Year 2023 8 SATELLITE & SPACE COMMUNICATIONS RESULTS Our Satellite and Space Communications segment designs, builds and supports a variety of sophisticated communications solutions that meet or exceed the highest standards for performance and quality by businesses and governments worldwide. It has four product areas: Satellite Modem and Amplifier Technologies, Troposcatter and SATCOM Solutions, Space Components and Antennas, and High- Power Amplifiers and Switches. $80.4 MM Revenues $8.2 MM Adj. EBITDA $137.5 MM Bookings

SECOND QUARTER: Fiscal Year 2023 9 SATELLITE & SPACE COMMUNICATIONS RESULTS $69.2 $69.2 $76.8 $80.9 $80.4 Q2FY22 Q3FY22 Q4FY22 Q1FY23 Q2FY23 Satellite & Space Communications Revenues 3.2% 7.8% 10.2% 12.2% 10.2% Q2FY22 Q3FY22 Q4FY22 Q1FY23 Q2FY23 Satellite & Space Communications Adjusted EBITDA Margins $76.7 $85.6 $59.7 $135.8 $137.5 Q2FY22 Q3FY22 Q4FY22 Q1FY23 Q2FY23 Satellite & Space Communications Net Bookings Bookings in the Satellite and Space Communications segment totaled $137.5 million for the quarter. Key wins included a multi-million-dollar contract to deliver satellite communication technologies and terrestrial location-based services for end users of a large international satellite constellation network. __________________________________________ Q2 fiscal 2023 Adjusted EBITDA was $8.2 million, reflecting a change in product mix from Q1 fiscal 2023 (e.g., Q1 results included more next generation troposcatter solutions in support of the Ukrainian government). Also, Q2 fiscal 2023 Adjusted EBITDA represents a significant improvement from the $2.2 million of Adjusted EBITDA reported in Q2 fiscal 2022. This increase, both in dollars and as a percentage of related segment net sales, is primarily due to higher related segment net sales and lower selling, general and administrative and research and development expenses. Satellite and Space Communications revenues were $80.4 million for the quarter, comparable with Q1 fiscal 2023. Compared to the year ago quarter, Q2 fiscal 2023 Satellite and Space Communications revenues increased 16.2%, largely due to increased sales of our troposcatter and SATCOM solutions and satellite ground station technologies, partially offset by lower sales of our high reliability Electrical, Electronic and Electromechanical satellite-based space components.

SECOND QUARTER: Fiscal Year 2023 10 TERRESTRIAL & WIRELESS NETWORKS RESULTS Our Terrestrial and Wireless Networks segment is a leading provider of the hardware, software, and solutions critical to the global 5G network infrastructure market, as well as for applications services requiring the specific location of a mobile user's geospatial position. It is organized into several product areas, including call delivery and call handling solutions, location-based and messaging solutions, and cyber security training & services. $53.3 MM Revenues $8.8 MM Adj. EBITDA $30.1 MM Bookings

SECOND QUARTER: Fiscal Year 2023

COMTECH

TERRESTRIAL & WIRELESS NETWORKS RESULTS


Terrestrial & Wireless Networks Revenues
$51.2
$53.0
$50.2
$50.3
$53.3
Q2FY22
Q3FY22
Q4FY22
Q1FY23
Q2FY23

Terrestrial and Wireless Networks revenues were $53.3 million for the quarter, a 6.0% sequential improvement over Q1 fiscal 2023. Compared to the year ago quarter, our Q2 Terrestrial and Wireless Networks revenues increased 4.1%, primarily reflecting higher sales of our NG-911 solutions and services, offset in part by lower sales of our trusted location and messaging solutions.


Terrestrial & Wireless Networks Adjusted EBITDA Margins
23.2%
18.4%
12.9%
11.9%
16.5%
Q2FY22
Q3FY22
Q4FY22
Q1FY23
Q2FY23

Q2 fiscal 2023 Adjusted EBITDA was $8.8 million, a $2.8 million or 46.7% increase from Q1 fiscal 2023, and a $3.1 million, or 26.1%, decline from Q2 fiscal 2022. As a percentage of net sales, Q2 fiscal 2023 Adjusted EBITDA was 16.5%, an increase from 11.9% in Q1 fiscal 2023, but lower than the 23.2% achieved in Q2 fiscal 2022. The decrease from the prior year period was due primarily to a lower gross profit percentage on higher related segment net sales and higher research and development expenses.


Terrestrial & Wireless Networks Net Bookings
$26.2
$27.8
$83.1
$45.4
$30.1
Q2FY22
Q3FY22
Q4FY22
Q1FY23
Q2FY23

Bookings in the Terrestrial and Wireless Networks segment totaled $30.1 million during the quarter. Key wins included a follow-on award from one of the largest mobile network operators in the United States to assist in moving its 5G mobile network to the Microsoft cloud.

11

SECOND QUARTER: Fiscal Year 2023 12 OUR GUIDANCE: FISCAL Q2 2023 Our long-term investors know that our sales cycles, given the nature of our customers, their procurement processes, and the complexity of our end markets, are somewhat unpredictable. This can introduce short-term performance variability from time to time. Nevertheless, we have good visibility into our forward revenues (which, in aggregate, currently stands at $1.1 billion) and the long-term operating performance benefits of our transformation to One Comtech remain intact. We remain intensely focused on managing the factors we can control, namely, our operations and our cost structure, and we believe that we are on the right course to deliver future margin expansion. For Q3 fiscal 2023, we expect: ● Net Sales: We expect our consolidated net sales to grow between 1.0% and 3.0% on a sequential basis. ● Adjusted EBITDA: We expect our consolidated Adjusted EBITDA margins to be in the range of 8.5% to 10.0%. In tandem with the above guidance, we are also encouraged by the progress that we have made related to our One Comtech transformation, our launch of EVOKE (our innovation foundry) and our emerging growth opportunities. Thus, the Board, together with management, adjusted the Company’s capital allocation plans and determined to forgo a common stock dividend, thereby increasing our financial flexibility. We are encouraged by the initial results of our One Comtech transformation and believe that we are on the right course to deliver future margin expansion.

SECOND QUARTER: Fiscal Year 2023 13 UPDATE: KEY BUSINESS INITIATIVES EVOKE: Comtech’s Innovation Foundry Recently, we announced the launch of EVOKE, Comtech’s innovation foundry. EVOKE extends the One Comtech philosophy to our customers, partners, and suppliers by bringing them together in a structure designed to foster collaboration and accelerate innovation in global connectivity infrastructure. We believe that not only will EVOKE enhance our existing technologies and service offerings (cloud native satellite ecosystems, 5G advanced services, and accelerating our migration to “as-a-service” business model), but will allow us to pioneer entirely new ideas and opportunities with the benefit of combining multiple perspectives, industry backgrounds, and areas of expertise. Our first publicly-announced partnership speaks directly to this spirit of innovation: we’re working with Seattle-based tech pioneer Sirqul on what we call “Smart Operations,” which will ultimately allow enterprises to leverage the real-time data provided by Internet of Things devices to develop actionable business and operations insights, and instantly respond to changing environmental and market dynamics. This has huge implications for everything from retail and office management to agriculture, heavy industry, logistics, education, and more. Looking ahead, you can expect to see Comtech foster partnerships with businesses from multiple sectors, but also with leading universities around the world to ensure we remain at the forefront of emerging technologies. We intend to match the rate of change we see transforming global communications EVOKE extends the One Comtech philosophy to our customers, partners, and suppliers.

SECOND QUARTER: Fiscal Year 2023 14 by forging collaborative partnerships across industries and academia to ultimately create value for individuals, communities, governments, and businesses in a new era of connectivity. KEY CONTRACT WINS We are pleased with our strong bookings performance during the quarter, as it restored our funded backlog to a level not reported since July 2019. Among the orders awarded to us during the quarter, we received a multi-million-dollar contract to deliver satellite communication technologies and terrestrial location-based services for end users of a large international satellite constellation network. This strategic award illustrates the trust of our international partners in our technologies and further demonstrates the advantages of blending satellite and terrestrial based solutions and services to support the convergence of expanding global communications infrastructures. In addition, we saw key wins with the U.S. military, including multiple orders from the U.S. Army for VSAT equipment. Finally, in our Terrestrial & Wireless Networks segment, one of the largest mobile network operators in the United States contracted with us to assist in moving its 5G mobile network to the Microsoft cloud. INVESTOR MEETING We want to meet you! Comtech will be hosting an investor day on Wednesday, June 21st at our new state-of-the-art manufacturing facility in Chandler, Arizona. You will have an opportunity to hear directly from me and many of our key business leaders as we lay out, in detail, how Comtech intends to position itself at the heart of the convergence of satellite and terrestrial communications. Our technologies will ultimately provide on- the-move capabilities for end users of a large international satellite constellation network.

SECOND QUARTER: Fiscal Year 2023 15 If you would like to receive a formal invitation, please contact Rob Samuels. IN CLOSING Over the past six months, Comtech’s leadership and people have embraced and implemented an extraordinary change evident in not only the machinery of our operations, but our culture itself. Our topline financial results have responded, we have strengthened our existing long-term customer relationships, and at the same time won business with new customers as our opportunity set continues to expand. At the same time, and as I wrote in my introduction, we ultimately operate our business with the intention of delivering bottom line results. Expanding margins and increasing profits, particularly in an unpredictable economic environment, will give Comtech more and better options when it comes to investing in our people, our products, and our future. Our investors, partners and customers have our commitment that we will strive to make the decisions and changes necessary to ensure that Comtech, a company that boasts an over five- decade legacy of communications innovation, creates durable long-term shareholder value through innovation, strong leadership, and efficient capital allocation. As always, I thank you for your engagement and continued support. Ken Over the past six months, we have embraced and implemented extraordinary change.

Conference Call Information

We have scheduled an investor conference call for 5:00 PM (ET) on Thursday, March 9, 2023. Investors and the public are invited to access a live webcast of the conference call from the Investor Relations section of the Comtech website at www.comtech.com. Alternatively, investors can access the conference call by dialing (800) 225-9448 (domestic), or (203) 518-9708 (international) and using the conference I.D. "Comtech." A replay of the conference call will be available for seven days by dialing (800) 839-3516 (domestic), or (402) 220-7238 (international).

About Comtech

Comtech Telecommunications Corp. is a leading global technology company providing terrestrial and wireless network solutions, next-generation 9-1-1 emergency services, satellite and space communications technologies, and cloud native capabilities to commercial and government customers around the world. Our unique culture of innovation and employee empowerment unleashes a relentless passion for customer success. With multiple facilities located in technology corridors throughout the United States and around the world, Comtech leverages our global presence, technology leadership, and decades of experience to create the world's most innovative communications solutions. For more information, please visit www.comtech.com.

Comtech Investor Relations

Robert Samuels
(631) 962-7102
robert.samuels@comtech.com

Appendix:

- Cautionary Statement Regarding Forward-Looking Statements
- Condensed Consolidated Statements of Operations (Unaudited)
- Condensed Consolidated Balance Sheets (Unaudited)
- Use of Non-GAAP Financial Measures

Cautionary Statement Regarding Forward-Looking Statements

Certain information in this shareholder letter contains forward-looking statements, including but not limited to, information relating to our future performance and financial condition, plans and objectives of our management and our assumptions regarding such future performance, financial condition, and plans and objectives that involve certain significant known and unknown risks and uncertainties and other factors not under our control which may cause our actual results, future performance and financial condition, and achievement of plans and objectives of our management to be materially different from the results, performance or other expectations implied by these forward-looking statements. These factors include, among other things: the possibility that the expected synergies and benefits from acquisitions will not be fully realized, or will not be realized within the anticipated time periods; the risk that the acquired businesses will not be integrated with Comtech successfully; the possibility of disruption from acquisitions, making it more difficult to maintain business and operational relationships or retain key personnel; the risk that Comtech will be unsuccessful in implementing its "One Comtech" transformation and integration of individual businesses into two segments; the risk that Comtech will be unsuccessful in implementing a tactical shift in its Satellite and Space Communications segment away from bidding on large commodity service contracts and toward pursuing contracts for its niche products with higher margins; the nature and timing of our receipt of, and our performance on, new or existing orders that can cause significant fluctuations in net sales and operating results; the timing and funding of government contracts; adjustments to gross profits on long-term contracts; risks associated with international sales; rapid technological change; evolving industry standards; new product announcements and enhancements; changing customer demands and or procurement strategies; changes in prevailing economic and political conditions; including as a result of Russia's military incursion into Ukraine; changes in the price of oil in global markets; changes in prevailing interest rates and foreign currency exchange rates; risks associated with Comtech's legal proceedings, customer claims for indemnification, and other similar matters; risks associated with our obligations under our Credit Facility; risks associated with our large contracts; risks associated with the COVID-19 pandemic and related supply chain disruptions; and other factors described in this and our other filings with the Securities and Exchange Commission.

COMTECH TELECOMMUNICATIONS CORP. AND SUBSIDIARIES

Consolidated Statements of Operations

	(Unaudited)		(Unaudited)	
	Three months ended January 31,		Six months ended January 31,	
	2023	2022	2023	2022
Net sales	$ 133,725,000	$ 120,381,000	$ 264,864,000	$ 237,140,000
Cost of sales	87,801,000	74,523,000	172,137,000	149,547,000
Gross profit	45,924,000	45,858,000	92,727,000	87,593,000
Expenses:				
Selling, general and administrative	28,915,000	29,827,000	58,252,000	58,069,000
Research and development	12,441,000	12,632,000	25,192,000	25,129,000
Amortization of intangibles	5,349,000	5,349,000	10,698,000	10,698,000
CEO transition costs	—	13,554,000	9,090,000	13,554,000
Proxy solicitation costs	—	9,086,000	—	11,248,000
	46,705,000	70,448,000	103,232,000	118,698,000
Operating loss	(781,000)	(24,590,000)	(10,505,000)	(31,105,000)
Other expenses (income):				
Interest expense	3,791,000	988,000	6,026,000	2,595,000
Interest (income) and other	455,000	(30,000)	200,000	189,000
Change in fair value of convertible preferred stock purchase option liability	—	(398,000)	—	(702,000)
Loss before benefit from income taxes	(5,027,000)	(25,150,000)	(16,731,000)	(33,187,000)
Benefit from income taxes	(222,000)	(3,276,000)	(830,000)	(5,329,000)
Net loss	$ (4,805,000)	$ (21,874,000)	$ (15,901,000)	$ (27,858,000)
Adjustments to reflect redemption value of convertible preferred stock:				
Dividend on convertible preferred stock	(1,737,000)	(1,632,000)	(3,447,000)	(1,867,000)
Convertible preferred stock issuance costs	—	—	—	(4,007,000)
Establishment of initial convertible preferred stock purchase option liability	—	—	—	(1,005,000)
Net loss attributable to common stockholders	$ (6,542,000)	$ (23,506,000)	$ (19,348,000)	$ (34,737,000)
Net loss income per common share:				
Basic	$ (0.23)	$ (0.89)	$ (0.69)	$ (1.31)
Diluted	$ (0.23)	$ (0.89)	$ (0.69)	$ (1.31)
Weighted average number of common share outstanding – basic	27,954,000	26,472,000	27,892,000	26,449,000
Weighted average number of common and common equivalent shares outstanding – diluted	27,954,000	26,472,000	27,892,000	26,449,000

COMTECH TELECOMMUNICATIONS CORP. AND SUBSIDIARIES

Consolidated Balance Sheets

(Unaudited)

		January 31, 2023		July 31, 2022
Assets				
Current assets:				
Cash and cash equivalents	$	21,504,000		21,654,000
Accounts receivable, net		134,922,000		123,711,000
Inventories, net		100,130,000		96,317,000
Prepaid expenses and other current assets		19,871,000		21,649,000
Total current assets		276,427,000		263,331,000
Property, plant and equipment, net		54,146,000		50,363,000
Operating lease right-of-use assets, net		47,633,000		49,767,000
Goodwill		347,692,000		347,692,000
Intangibles with finite lives, net		236,605,000		247,303,000
Deferred financing costs, net		3,274,000		1,014,000
Other assets, net		17,895,000		14,827,000
Total assets	$	983,672,000		974,297,000
Liabilities, Convertible Preferred Stock and Stockholders' Equity				
Current liabilities:				
Accounts payable	$	38,491,000		44,591,000
Accrued expenses and other current liabilities		68,655,000		72,662,000
Current portion of long-term debt		3,125,000		—
Operating lease liabilities, current		8,218,000		8,685,000
Dividends payable		2,775,000		2,746,000
Contract liabilities		63,847,000		64,601,000
Interest payable		1,132,000		172,000
Total current liabilities		186,243,000		193,457,000
Non-current portion of long-term debt		164,385,000		130,000,000
Operating lease liabilities, non-current		42,923,000		44,423,000
Income taxes payable		3,468,000		3,007,000
Deferred tax liability, net		13,603,000		15,355,000
Long-term contract liabilities		13,270,000		9,975,000
Other liabilities		5,033,000		6,291,000
Total liabilities		428,925,000		402,508,000
Commitments and contingencies				
Convertible preferred stock, par value $0.10 per share; authorized 125,000 shares; issued 100,000 at January 31, 2023 and July 31, 2022 (includes accrued dividends of $585,000 and $566,000, respectively)		108,651,000		105,204,000
Stockholders' equity:				
Preferred stock, par value $0.10 per share; authorized and unissued 1,875,000 shares		—		—
Common stock, par value $0.10 per share; authorized 100,000,000 shares; issued 42,900,871 and 42,672,827 shares at January 31, 2023 and July 31, 2022, respectively		4,290,000		4,267,000
Additional paid-in capital		630,233,000		625,484,000
Retained earnings		253,422,000		278,683,000
		887,945,000		908,434,000
Less:				
Treasury stock, at cost (15,033,317 shares at January 31, 2023 and July 31, 2022)		(441,849,000)		(441,849,000)
Total stockholders' equity		446,096,000		466,585,000
Total liabilities, convertible preferred stock and stockholders' equity	$	983,672,000		974,297,000

Use of Non-GAAP Financial Measures

To provide investors with additional information regarding our financial results, this shareholder letter contains "Non-GAAP financial measures" under the rules of the SEC. Our Adjusted EBITDA is a Non-GAAP measure that represents earnings (loss) before income taxes, interest, change in fair value of the convertible preferred stock purchase option liability, write-off of deferred financing costs, amortization of stock-based compensation, amortization of intangibles, depreciation expense, amortization of cost to fulfill assets, acquisition plan expenses, restructuring costs, COVID-19 related costs, strategic emerging technology costs (for next-generation satellite technology), facility exit costs, CEO transition costs, proxy solicitation costs, strategic alternatives analysis expenses and other. Our definition of Adjusted EBITDA may differ from the definition of EBITDA or Adjusted EBITDA used by other companies and therefore may not be comparable to similarly titled measures used by other companies. Adjusted EBITDA is also a measure frequently requested by our investors and analysts. We believe that investors and analysts may use Adjusted EBITDA, along with other information contained in our SEC filings, including GAAP measures, in assessing our performance and comparability of our results with other companies. Our Non-GAAP measures reflect the GAAP measures as reported, adjusted for certain items as described herein and also excludes the effects of our outstanding convertible preferred stock. During the first quarter of fiscal 2023, we changed the computation of our Non-GAAP measures of operating (loss) income, net (loss) income attributable to common stockholders and net (loss) income per diluted common share to adjust for amortization of intangibles (including cost to fulfill assets) and stock-based compensation. This change was made to improve the comparability of our results with our peers. Prior period Non-GAAP results have been restated in the tables below to reflect this change. These Non-GAAP financial measures have limitations as an analytical tool as they exclude the financial impact of transactions necessary to conduct our business, such as the granting of equity compensation awards, and are not intended to be an alternative to financial measures prepared in accordance with GAAP. These measures are adjusted as described in the reconciliation of GAAP to Non-GAAP measures in the tables herein, but these adjustments should not be construed as an inference that all of these adjustments or costs are unusual, infrequent or non-recurring. Non-GAAP financial measures should be considered in addition to, and not as a substitute for or superior to, financial measures determined in accordance with GAAP. Investors are advised to carefully review the GAAP financial results that are disclosed in our SEC filings. We have not quantitatively reconciled our third quarter of fiscal 2023 Adjusted EBITDA target to the most directly comparable GAAP measure because items such as stock-based compensation, adjustments to the provision for income taxes, amortization of intangibles and interest expense, which are specific items that impact these measures, have not yet occurred, are out of our control, or cannot be predicted. For example, quantification of stock-based compensation expense requires inputs such as the number of shares granted and market price that are not currently ascertainable. Accordingly, reconciliations to the Non-GAAP forward looking metrics are not available without unreasonable effort and such unavailable reconciling items could significantly impact our financial results.

	Three months ended January 31,		Six months ended January 31,		Fiscal Year
	2023	2022	2023	2022	2022
Reconciliation of GAAP Net Loss to Adjusted EBITDA:					
Net loss	$ (4,805,000)	$ (21,874,000)	$ (15,901,000)	$ (27,858,000)	$ (33,052,000)
Benefit from income taxes	(222,000)	(3,276,000)	(830,000)	(5,329,000)	(4,023,000)
Interest expense	3,791,000	988,000	6,026,000	2,595,000	5,031,000
Change in fair value of convertible preferred stock purchase option liability	—	(398,000)	—	(702,000)	(1,005,000)
Interest (income) and other	455,000	(30,000)	200,000	189,000	(703,000)
Amortization of stock-based compensation	1,268,000	1,983,000	2,172,000	2,904,000	7,767,000
Depreciation	2,967,000	2,334,000	5,765,000	4,575,000	10,314,000
Amortization of intangibles	5,349,000	5,349,000	10,698,000	10,698,000	21,396,000
Amortization of cost to fulfill assets	240,000	—	480,000	—	469,000
Restructuring costs	1,543,000	1,726,000	2,868,000	2,438,000	5,965,000
COVID-19 related costs	—	355,000	—	1,029,000	1,105,000
Strategic emerging technology costs	738,000	—	1,484,000	—	1,197,000
CEO transition costs	—	13,554,000	9,090,000	13,554,000	13,554,000
Proxy solicitation costs	—	9,086,000	—	11,248,000	11,248,000
Adjusted EBITDA	$ 11,324,000	$ 9,797,000	$ 22,052,000	$ 15,341,000	$ 39,263,000

Reconciliations of our GAAP consolidated operating (loss) income, net (loss) income attributable to common stockholders and net (loss) income per diluted common share to the corresponding Non-GAAP measures are shown in the tables below. Non-GAAP net (loss) income attributable to common stockholders and net (loss) income per diluted common share reflect Non-GAAP provisions for income taxes based on year-to-date results, as adjusted for the Non-GAAP reconciling items included in the tables below. We evaluate our Non-GAAP effective income tax rate on an ongoing basis, and it can change from time to time. Our Non-GAAP effective income tax rate can differ materially from our GAAP effective income tax rate.

	January 31, 2023					
	Three months ended			Six months ended		
	Operating (Loss) Income	Net (Loss) Income Attributable to Common Stockholders	Net (Loss) Income per Diluted Common Share*	Operating (Loss) Income	Net (Loss) Income Attributable to Common Stockholders	Net (Loss) Income per Diluted Common Share*
Reconciliation of GAAP to Non-GAAP Earnings:						
GAAP measures, as reported	$ (781,000)	$ (6,542,000)	$ (0.23)	$(10,505,000)	$(19,348,000)	$ (0.69)
Adjustments to reflect redemption value of convertible preferred stock	—	1,737,000	0.06	—	3,447,000	0.12
CEO transition costs	—	—	—	9,090,000	8,580,000	0.31
Amortization of intangibles	5,349,000	4,147,000	0.15	10,698,000	8,294,000	0.30
Restructuring costs	1,543,000	1,188,000	0.04	2,868,000	2,208,000	0.08
Amortization of stock-based compensation	1,268,000	975,000	0.03	2,172,000	1,694,000	0.06
Strategic emerging technology costs	738,000	654,000	0.02	1,484,000	1,273,000	0.05
Amortization of cost to fulfill assets	240,000	240,000	0.01	480,000	480,000	0.02
Net discrete tax expense	—	122,000	—	—	521,000	0.02
Non-GAAP measures	$ 8,357,000	$ 2,521,000	$ 0.09	$ 16,287,000	$ 7,149,000	$ 0.25

	January 31, 2022					
	Three months ended			Six months ended		
	Operating (Loss) Income	Net (Loss) Income Attributable to Common Stockholders	Net (Loss) Income per Diluted Common Share*	Operating (Loss) Income	Net (Loss) Income Attributable to Common Stockholders	Net (Loss) Income per Diluted Common Share*
Reconciliation of GAAP to Non-GAAP Earnings:						
GAAP measures, as reported	$ (24,590,000)	$ (23,506,000)	$ (0.89)	$(31,105,000)	$(34,737,000)	$ (1.31)
Adjustments to reflect redemption value of convertible preferred stock	—	1,632,000	0.06	—	6,879,000	0.26
CEO transition costs	13,554,000	12,959,000	0.49	13,554,000	12,959,000	0.49
Proxy solicitation costs	9,086,000	7,026,000	0.27	11,248,000	8,671,000	0.33
Amortization of intangibles	5,349,000	4,086,000	0.15	10,698,000	8,172,000	0.31
Amortization of stock-based compensation	1,983,000	1,548,000	0.06	2,904,000	2,276,000	0.09
Restructuring costs	1,726,000	1,427,000	0.05	2,438,000	1,975,000	0.07
COVID-19 related costs	355,000	302,000	0.01	1,029,000	807,000	0.03
Change in fair value of convertible preferred stock purchase option liability	—	(398,000)	(0.02)	—	(702,000)	(0.03)
Net discrete tax benefit	—	(136,000)	(0.01)	—	(501,000)	(0.02)
Non-GAAP measures	$ 7,463,000	$ 4,940,000	$ 0.18	$ 10,766,000	$ 5,799,000	$ 0.21

	Fiscal Year 2022		
	Operating (Loss) Income	Net (Loss) Income Attributable to Common Stockholders	Net (Loss) Income per Diluted Common Share*
Reconciliation of GAAP to Non-GAAP Earnings:			
GAAP measures, as reported	$ (33,752,000)	$ (43,268,000)	$ (1.63)
Adjustments to reflect redemption value of convertible preferred stock	—	10,216,000	0.39
Amortization of intangibles	21,396,000	16,344,000	0.62
CEO transition costs	13,554,000	12,959,000	0.49
Proxy solicitation costs	11,248,000	8,671,000	0.33
Amortization of stock-based compensation	7,767,000	6,102,000	0.23
Restructuring costs	5,965,000	4,578,000	0.17
Strategic emerging technology costs	1,197,000	910,000	0.03
COVID-19 related costs	1,105,000	829,000	0.03
Amortization of cost to fulfill assets	469,000	352,000	0.01
Change in fair value of convertible preferred stock purchase option liability	—	(1,005,000)	(0.04)
Net discrete tax expense	—	2,584,000	0.10
Non-GAAP measures	$ 28,949,000	$ 19,272,000	$ 0.71

* Per share amounts may not foot due to rounding. In addition, due to the GAAP net loss for the period, Non-GAAP EPS for the three and six months ended January 31, 2023 was computed using weighted average diluted shares outstanding of 28,361,000 and 28,262,000, respectively; for the three and six months ended January 31, 2022 was computed using weighted average diluted shares outstanding of 27,087,000 and 27,004,000, respectively; and for Fiscal 2022 was computed using weighted average diluted shares outstanding of 27,188,000.

ECMTL

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